AMENDMENT
                                       to
                               SECURITY AGREEMENT

This Amendment to Security Agreement is entered into and effective as of July __, 2000. In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, ITEC ATTRACTIONS, INC., a Nevada corporation, successor by merger to International Tourist Entertainment Corporation ("Debtor") and BANK OF AMERICA, N.A., formerly Boatmen's Bank of Southern Missouri ("Secured Party") agree as follows:

1. Definitions. The term "Original Security Agreement" means the Security Agreement between Debtor and Secured Party dated July 30, 1993. The term "this Amendment" means this Amendment to Security Agreement. Capitalized terms used and not otherwise defined herein have the meanings defined in the Original Security Agreement.

2. Amendments to Security Agreement. The Original Security Agreement is hereby amended as follows:

     2.1. Obligations Secured. Section 1 of the Original Security Agreement is amended by deleting the first paragraph thereof (beginning with the words "FOR VALUABLE CONSIDERATION" and ending with the words "additions and accessions thereto:" in its entirety and substituting the following in lieu thereof:

                  "FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Debtor hereby grants to Secured Party a security interest in and assigns to Secured Party, as collateral security to secure the performance and the payments
                  all  indebtedness  (whether  principal,   interest,  fees,  or
                  otherwise), obligations and liabilities of Debtor to Secured Party and all of the Loan Obligations (as that term is defined in that certain Amended and Restated Term Note and Credit Agreement dated as of July ___, 2000, as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Note and Credit Agreement"), in each case whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Secured Party outright, conditionally or as collateral security from another, including but not limited to the obligation of Debtor to repay future advances by Secured Party, whether or not made pursuant to commitment and whether or not presently contemplated by Debtor and Secured Party and (to the extent permitted by law) all costs of collection
                  thereof,   the   following   described   property   of  Debtor
                  (hereinafter sometimes referred to as the "Collateral"), and
                  all   proceeds   (including   but  not  limited  to  insurance
                  proceeds), increases, replacements, additions and accessions thereto:".
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     2.2.  Representations  and Covenants  Regarding  Disposition of Collateral.
Section 3(c) of the Original Security Agreement is hereby amended by deleting the words "except in connection with the offer and sale of Debtor's debentures or other debt in a principal amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000)".

     2.3. Representations and Covenants Regarding Insurance. Section 3(e) of the Original Security Agreement is hereby amended by replacing the words "Loan Agreement between Debtor and Secured Party dated July 30, 1993" with the words "Note and Credit Agreement".

     2.4. Conflict Between Agreements. The Original Security Agreement is hereby amended by inserting the following new Section 9:

                  "9. Conflicts. In the event of a direct and irreconcilable conflict between the terms of this Agreement and the terms of the Note and Credit Agreement, the terms of the Note and Credit Agreement shall control."

     3. Reaffirmation. Debtor hereby acknowledges and confirms that except as expressly amended hereby the Original Security Agreement remains in full force and effect and is enforceable against Debtor in accordance with its terms, except to the extent that the enforceability thereof against Debtor may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"Debtor"

ITEC ATTRACTIONS, INC.

By:___________________________________
Name:_________________________________
Title:__________________________________

"Secured Party"

BANK OF AMERICA, N.A., formerly Boatmen's Bank of
Southern Missouri

By:___________________________________
Name:_________________________________
Title:__________________________________


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